SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)            PRICE(2)
 COMMON STOCK-TRANS-LUX CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                      11/03/06            1,000             6.7500
                      10/11/06            2,800             6.3429

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.